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                                                                    EXHIBIT 11


ClinTrials Research Inc.
Computation of Earnings per Common and Common Equivalent Share
(in thousands, except for earnings per share)

                                                            Three Months Ended
                                                                 June 30,
                                                            ------------------
                                                             1996        1997
                                                            ------      ------
Net income (loss)                                          $ 1,181      $(1,480)
                                                           =======      =======
Weighted average common shares outstanding                  13,543       18,146

Net effect of dilutive stock options - based on
treasury stock method using average market price               519         --   (a)
                                                           -------      -------
Weighted average common and dilutive common equivalent
shares outstanding                                          14,062       18,146
                                                           =======      =======
Earnings (loss) per common and dilutive common
equivalent share                                           $  0.08      $ (0.08)
                                                           =======      =======

                                                             Six Months Ended
                                                                 June 30,
                                                           -------------------
                                                            1996         1997
                                                           ------       ------

Net income (loss)                                         $ 2,199      $  (732)
                                                          =======      =======
Weighted average common shares outstanding                 13,566       18,132

Net effect of dilutive stock options - based on
treasury stock method using average market price              504         --  (a)
                                                          -------      -------

Weighted average common and dilutive common equivalent
shares outstanding                                         14,070       18,132
                                                          =======      =======
Earnings (loss) per common and dilutive common
equivalent share                                          $  0.16      $ (0.04)
                                                          =======      =======



    (a)- The effect of the stock options would be anti-dilutive and is therefore not included in the calculation for the three and six months ended June 30, 1997.



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